Exhibit 32.1

FORM 10-Q/A

Amendment No. 1

Section 1350 Certifications

Quarter ended March 31, 2007

I, Herbert Lindo, Chairman, President and Principal Financial Officer of Kenilworth Systems Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)             the Quarterly Report on Form 10-Q/A Amendment No. 1 of the Company for the third quarter ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)             the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  June 4, 2007

/s/ Herbert Lindo
Herbert Lindo
Chairman, Chief Executive Officer and Chief Financial Officer